                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 1
                                       TO
                                  SCHEDULE 14C


                 Information Statement Pursuant to Section 14(c)
                     Of the Securities Exchange Act of 1934

                                File No. 0-18299

Check the appropriate box:
[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14c-5(d)(2))
[ ] Definitive Information Statement

                            NEWS COMMUNICATIONS, INC.
      ---------------------------------------------------------------------
                              (Name of Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

    (1) Title of each class of securities to which transaction applies:
    ---------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:
    ---------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    ---------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:
    ---------------------------------------------------------------------------

    (5) Total fee paid:
    ---------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:
    ---------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:
    ---------------------------------------------------------------------------

    (3)   Filing Party:
    ---------------------------------------------------------------------------

    (4)   Date Filed:
    ---------------------------------------------------------------------------

                            News Communications, Inc.
                            2 Park Avenue, Suite 1405
                               New York, NY 10016
                                 (212) 689-2500

_______, 2005


Dear Stockholder:


         The purpose of this letter is to inform you, the holders of the capital stock of News Communications, Inc., that our board of directors has approved the following corporate actions:


         (1) Implementing a reverse stock split of our common stock on the basis of one post-split share for each 100 pre-split shares. Holders of fractional shares will be entitled to receive cash in lieu of fractional interests in an amount equal to $1.10 per share for each pre-split share that becomes a fractional interest as a result of the reverse split; and

         (2) Decreasing our authorized shares of common stock from 100,000,000 shares to 1,000,000 shares.

         Under Nevada Law, we may effect the corporate actions described above by resolutions adopted by the board of directors without obtaining the approval of the stockholders. Therefore, we are not seeking stockholder approval for these actions and no vote is sought in connection with these actions.

         Often referred to as a "going private transaction," these corporate actions will reduce the number of holders of record of our common stock to less than 300 and enable us to elect to terminate the registration of our common stock under Section 12(g) of the Securities Exchange Act of 1934. The termination of our Exchange Act registration will eliminate the significant expense required to comply with the reporting and related requirements under these laws.

         After careful consideration, the board of directors has concluded that the costs associated with being a "public" company are not justified by the benefits. The board has reviewed the proposed transaction and considered its fairness to stockholders who hold fewer than 100 shares as well as those stockholders holding 100 or more shares. After careful consideration, the board of directors believes that the transaction is in the best interests of the stockholders, and the per share cash amount to be paid to the stockholders in lieu of a fractional share is fair.

         The attached document contains details on the proposed transaction and we urge you to read it very carefully.

By Order of the Board of Directors,


----------------------------
[Title]

-------------------------------------------------------------------------------

                                    IMPORTANT

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

-------------------------------------------------------------------------------

                            News Communications, Inc.
                            2 Park Avenue, Suite 1405
                               New York, NY 10016
                                 (212) 689-2500

                              Information Statement

         This Information Statement is being mailed on or about September ___, 2005 to holders of the capital stock of News Communications, Inc. This Information Statement is being sent to you for information purposes only; no action is requested on your part.


         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         This Information Statement is being furnished to you to inform you of the adoption of resolutions by the board of directors on June 30, 2005, which resolutions approved the following corporate actions:

         (1) Implementing a reverse stock split of our common stock on the basis of one post-split share for each 100 pre-split shares. Holders of fractional shares will be entitled to receive cash in lieu of fractional interests in an amount equal to $1.10 per share for each pre-split share that becomes a fractional interest, as a result of the reverse split; and.

         (2) Decreasing our authorized shares of common stock from 100,000,000 shares to 1,000,000 shares.

         Under Nevada Law, we may effect the corporate actions described above by resolutions adopted by the board without obtaining the approval of the stockholders and the stockholders are not entitled to dissenters' rights in connection with the proposed actions.

         The resolutions adopted by the board give us the authority to file a Certificate of Amendment to the Articles of Incorporation of News Communications, Inc. (the "Certificate of Amendment"). The Certificate of Amendment shall be filed in Nevada on or after the expiration of 20 calendar days following the date this Information Statement is first mailed to our stockholders and will become effective immediately thereafter (the "Effective Date"). We reserve the right to abandon the transaction any time before the filing of the Certificate of Amendment in Nevada. We also reserve the right to abandon or delay the transaction for any reason if the board determines that such action would be in the best interest of News Communications, Inc. and its stockholders.


         The reverse split will provide for the conversion of each 100 shares of common stock outstanding into one share of common stock as of the Effective Date. You will be deemed to own, on the Effective Date, one share of common stock for each 100 shares of common stock you hold and will receive a cash payment in lieu of any fractional shares to which you would otherwise be entitled. The cash payment will be equal to $1.10 per pre-split share. As a result, if you own less than 100 shares, you will no longer be a stockholder of our company. As of August 31, 2005, we had 12,024,597 shares of common stock outstanding and immediately following the effectiveness of the Certificate of Amendment, we will have approximately 119,880 shares of common stock outstanding.


         Following the Effective Date, we will provide you with a Letter of Transmittal that explains how you can surrender your share certificate(s) in exchange for your cash payment and/or, if applicable, a new share certificate evidencing the number of shares of common stock which you will hold after giving effect to the reverse split. If you hold your shares in "street name" through a bank, broker or nominee, you should contact your bank, broker or nominee regarding the treatment of your shares.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

SUMMARY...........................................................................................................1
   Reverse Stock Split............................................................................................1
   Fairness of the Transaction....................................................................................1
   Stockholder Approval...........................................................................................1
   Effects of Reverse Split.......................................................................................1
   Purposes of the Transaction....................................................................................1
   Potential Conflicts of Interest................................................................................2
   No Dissenters' Rights..........................................................................................2
   Fees and Expenses..............................................................................................2
   Reservation....................................................................................................2

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS.........................................................3

SPECIAL FACTORS...................................................................................................4
   Background.....................................................................................................4
   Purposes of the Transaction....................................................................................5
   Alternatives Considered........................................................................................6
   Reasons for the Structure and Timing of the Transaction........................................................7
   Going Private Transaction; Effects.............................................................................7
   Fairness of the Transaction....................................................................................9
   Potential Conflicts of Interest...............................................................................11
   Employee and Director Stock Options...........................................................................12
   Warrants to Purchase Shares of Common Stock...................................................................13
   Certain Impact of the Transaction.............................................................................13
   Conduct of Business Following Transaction.....................................................................14
   Stockholder Approval..........................................................................................14
   Dissenters' Rights............................................................................................14
   Exchange Of Stock Certificates................................................................................14
   Federal Income Tax Consequences...............................................................................15
   Fees and Expenses.............................................................................................16
   Reservation...................................................................................................16

NEWS COMMUNICATIONS, INC. AND ITS SUBSIDIARIES FINANCIAL INFORMATION.............................................17
   Consolidated Balance Sheet....................................................................................17
   Consolidated Statements of Operations.........................................................................18
   Consolidated Statements of Stockholders' Equity (Deficit).....................................................19
   Consolidated Statements of Cash Flows.........................................................................20

PAST CONTRACT, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS.........................................................22

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.................................................23

MANAGEMENT OF NEWS COMMUNICATIONS, INC...........................................................................27
   DIRECTORS AND EXECUTIVE OFFICERS..............................................................................27

WHERE YOU CAN FIND MORE INFORMATION..............................................................................29

DOCUMENTS INCORPORATED BY REFERENCE..............................................................................29

                                     SUMMARY

         This summary highlights selected information from this Information Statement about the proposed transaction. This summary may not contain all of the information that is important to you. For a more complete description of the transaction, you should carefully read this disclosure document and all of its annexes. For your convenience, we have directed your attention to the location in this disclosure document where you can find a more complete discussion of each item listed below.

         As used in this disclosure document, "the company," "we," "ours" and "us" refers to News Communications, Inc. and its Subsidiaries, "the common stock" refers to the common stock, par value $0.01 per share, of the company, and "the transaction" refers to the reverse stock split, together with the related cash payment to certain stockholders in lieu of fractional shares of common stock, and the reduction of authorized shares of common stock.

Reverse Stock Split

         The reverse split will provide for the conversion of each 100 outstanding shares of common stock into one share of common stock. In the reverse stock split, the common stockholders will be deemed to own one share of common stock for each 100 shares they hold, and they will receive cash in lieu of any fractional shares to which they would otherwise be entitled. The cash payment for the common stock will be equal to $1.10 per pre-split share. We will also amend our Articles of Incorporation to reduce the authorized shares of common stock correspondingly. Please see "SPECIAL FACTORS - Going Private Transaction; Effects - The Reverse Stock Split" for a more detailed discussion.

Fairness of the Transaction


         The board believes that the transaction is fair from a financial point of view to the unaffiliated stockholders, including those stockholders being cashed out and those who will retain an equity interest in us subsequent to the consummation of the transaction. We did not request nor receive any report, opinion or appraisal from an outside adviser in connection with this transaction. The board believes that the transaction is fair from a procedural point of view to the unaffiliated stockholders due to the existence of an independent unaffiliated director who reviewed the transaction, recommended the reverse split ratio and recommended the price to be paid to stockholders in lieu of any fractional interests that would result from the split. The board also believes that it is not necessary to call a stockholders meeting to address the reverse stock split because one is not required under Nevada law and holders of a majority of our shares have indicated they are in favor of the reverse stock split. See "SPECIAL FACTORS - Fairness of the Transaction."


Stockholder Approval

         We are not asking the stockholders to vote on the transaction. Under Nevada law, the board may implement the reverse stock split and the corresponding reduction of authorized shares of common stock without the approval of the stockholders. See "SPECIAL FACTORS - Stockholder Approval."

Effects of Reverse Split

         The reverse split would reduce the number of record holders of the common stock to less than 300 and enable us to elect to terminate the registration of our common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Terminating our registration will significantly change our public disclosures. After the transaction, we anticipate the common stock will continue to trade on the pink sheets. However, we do not plan on regularly publishing business or financial information, if at all. See "SPECIAL FACTORS - Going Private Transaction; Effects" and "SPECIAL FACTORS - Certain Effects of the Transaction."

Purposes of the Transaction

         The principal purpose of effecting the reverse stock split is to terminate our registration and periodical reporting obligations under federal securities laws and relieve us of the costs, administrative burdens and competitive disadvantage associated with operating a public company. See "SPECIAL FACTORS - Purposes of the Transaction."

Potential Conflicts of Interest

         Our executive officers and directors as well as certain other persons may have interests in the transaction that are different from your interests as a stockholder, or relationships that may present conflicts of interest, relating to their ownership of the common stock and options or warrants to purchase the common stock before and after the consummation of the transaction. See "SPECIAL FACTORS - Potential Conflicts of Interest," "SPECIAL FACTORS - Employee and Director Stock Options," "SPECIAL FACTORS - Warrants to Purchase Shares of Common Stock" and "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

No Dissenters' Rights

         Under Nevada law, stockholders are not entitled to dissenters' rights in connection with the transaction. See "SPECIAL FACTORS -Dissenters' Rights."

Fees and Expenses

         Approximately $155,000 is necessary to pay for all of the fractional shares of common stock exchanged for cash in the transaction and the expenses relating to the transaction and such funds will come from cash from operations. We do not have any other plans for financing the transaction. See "SPECIAL FACTORS - Fees and Expenses."

Reservation

         We reserve the right to abandon the transaction any time before the filing of the necessary amendments to the Articles of Incorporation with the Secretary of State of the State of Nevada, if the board determines that such action would be in our best interest. See "SPECIAL FACTORS - Reservation."

Method of Payment

         Following the Effective Date, we will provide you with a Letter of Transmittal that explains how you can surrender your share certificate(s) in exchange for your cash payment and/or, if applicable, a new share certificate evidencing the number of shares of common stock which you will hold after giving effect to the reverse split. We will not pay interest on cash sums due to any stockholder in connection with the transaction.

         If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" with respect to those shares, and the Information Statement is being forwarded to you by your broker or other nominee. Your broker or other nominee is considered, with respect to those shares, the stockholder of record. Although the transaction is designed to reduce the number of stockholders of record, we will treat stockholders holding common stock in street name in substantially the same manner as stockholders whose shares are registered in their names for purposes of the transaction. However, banks, brokers or other nominees may have different procedures, and stockholders holding common stock in street name should contact their bank, broker or nominee regarding the treatment of their shares. See "SPECIAL FACTORS - Exchange of Stock Certificates."

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD LOOKING STATEMENTS

         This document contains certain statements that are forward-looking statements. Those statements may include statements regarding our intent, belief or current expectations of our officers with respect to (i) our strategic plans and ability to benefit from this transaction, (ii) our policies regarding capital expenditures, dividends, financing and other matters, (iii) industry trends affecting our financial condition or results of operations, (iv) the expenses associated with this transaction, and (v) the number of stockholders following the transaction. Readers of this document are cautioned that reliance on any forward-looking statement involves risks and uncertainties. Although we believe that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or nonoccurrence of future events. There can be no assurance that the forward looking statements contained in this document will prove to be accurate. The inclusion of a forward-looking statement herein should not be regarded as a representation by us that our objectives will be achieved.

                                 SPECIAL FACTORS

Background


           We have given thorough consideration to whether or not we should engage in a going private transaction and our board of directors considered the issue on a variety of occasions. In a meeting of the board on January 12, 2005, management presented their estimates for compliance with the Sarbanes-Oxley Act of 2002. Such estimates included costs associated with complying with Rule 404 (effective for the year ending December 31, 2006), which would result in a one time cost in excess of $365,000. Following the discussions between the board and management, the board determined that the high cost of compliance, including the one time charge for compliance with Rule 404, would be prohibitive and that we could better maximize our limited corporate resources by not being a reporting company. Based on this determination, the board directed management to investigate the feasibility and cost of engaging in a going private transaction.

           Between January 12, 2005 and May 4, 2005, members of management, and at times individual members of the board, discussed and analyzed the potential benefits and costs of engaging in a going private transaction. Such analysis focused on the cost of being a reporting company and the potential savings to us if we were to de-register our stock. Furthermore, members of management determined that we were not able to use our status as a public company to raise capital through the sale of securities in a public offering, or otherwise access the public markets to raise equity capital. Management also determined that our small public float and minimal trading volume have limited our ability to use our common stock as acquisition currency or to attract and retain employees. As a result, any material benefit derived from continued registration under the Exchange Act is outweighed by the considerable cost.

           On April 15, 2005, members of management directed Katten Muchin Rosenman LLP, our SEC counsel, to determine the mechanics of a transaction, that was viable under Nevada corporate law and the federal securities laws, that would allow us to de-register our common stock.

           On May 4, 2005, the board met with attorneys from Katten Muchin Rosenman LLP to further discuss our various strategic alternatives. At this meeting, the board reviewed a presentation prepared by members of management and Katten Muchin Rosenman LLP which explained the mechanics of the reverse stock split transaction, which would result in our being able to de-register our common stock, and the costs and benefits of continuing to be a reporting company. Katten Muchin Rosenman LLP also reviewed with the board the mechanics of an issuer tender offer and open market transactions. Furthermore, Katten Muchin Rosenman LLP discussed with the board the level of certainty in achieving our goals of becoming a non-reporting issuer associated with each of a reverse stock split, an issuer tender offer and open market purchases, and our corresponding ability to determine the cost of the transactions in achieving our goal of de-registering our common stock. After the presentation, members of the board asked a variety of questions about the cost and mechanics of the transactions, as well as the positive and negative effects of such transactions. Following such conversations, the board unanimously determined that it would be in our best interests and the best interests of our stockholders to take steps to eliminate the expenses that we currently incur as an SEC reporting company and that a reverse stock split was the most efficient transaction that could achieve this goal with sufficient certainty. The board instructed Katten Muchin Rosenman LLP to further explore the structure and efficiency of a reverse stock split and that such analysis should include various exchange ratios of simple numbers (i.e. a reverse split ratio of 50-to-1 and 100-to-1). Also, the board requested that management prepare an analysis of the cost of the reverse stock split. Martin Mendelsohn, who is our one board member that neither has, nor is associated with someone who has, a substantial interest in our company and would directly benefit as a result of the reduction of the outstanding number of shares, agreed to review the terms of the reverse stock split and make recommendations to the board based on his review. In addition to reviewing the terms of the reverse stock split, Mr. Mendelsohn agreed to recommend a fair price to be paid to stockholders that will own fractional shares following the transaction by reviewing the current market price of our common stock, the historic market price of our common stock and the purchase price paid in prior transactions that we engaged in with respect to our common stock. The board did not believe that a committee of independent directors, empowered with the ability to retain independent legal or financial advisors, was necessary because it was determining the reverse stock ratio and the price to be paid in lieu of fractional shares based on the recommendation of Mr. Mendelsohn. The board determined that it was capable of reaching such conclusions because all stockholders were being treated identically and no group of stockholders was being favored at the expense of any other group of stockholders.

           On June 30, 2005, at a meeting of the board, members of management and representatives of Katten Muchin Rosenman LLP explained the mechanics and various terms of a reverse stock split. Following such explanation, Mr. Mendelsohn recommended to the board that it approve a reverse stock split in which each stockholder receive one post-split share for each 100 pre-split shares that such stockholder owns and a cash payment equal to $1.10 for each pre-split share resulting in a fractional share. Upon receipt of the recommendation from Mr. Mendelsohn, members of the board discussed the recommendation and the analysis presented by Katten Muchin Rosenman LLP. After such discussions and due consideration, the board unanimously determined to effectuate a reverse stock split which would enable us to de-register our common stock. The board determined that the reverse stock split will provide for the conversion of each 100 outstanding shares of common stock into one share of common stock; that stockholders who own fractional shares after the reverse stock split will receive a cash payment equal to $1.10 for every pre-split share that they owned; that the transaction is fair to our stockholders, including those stockholders who will receive a cash payment in lieu of fractional shares; that our officers are authorized to file and distribute the documents necessary to effectuate the transaction, including any filings required by the SEC under applicable federal securities laws and the Certificate of Amendment to such Articles of Incorporation of News Communications, Inc. (after giving effect to any restrictions on such filings set forth in applicable federal securities laws), in Nevada, and any distributions of documents to our stockholders.


Purposes of the Transaction

           The primary purpose of the reverse stock split is to eliminate the expense, as well as the effort, of our management, which is required in order to comply with our disclosure and reporting requirements under the federal securities laws as well as the related stockholder servicing expense associated with being a SEC reporting company. The reverse stock split will eliminate the expenses we incur as a SEC reporting company. The reverse stock split also will enable our management and employees to devote more time and effort to improving our operations by eliminating the time spent by them in preparing periodic reports and managing stockholder relations.

           Our common stock is registered under Section 12 of the Exchange Act, therefore, we are required to comply with the disclosure and reporting requirements under the Exchange Act and the new requirements of the Sarbanes-Oxley Act of 2002. The cost of complying with these requirements is substantial, representing an estimated annual cost to us in the future of approximately $380,000 per year, including legal and accounting fees, printing, postage, data entry, stock transfer and other administrative expenses. In going private, we expect to save most of those costs.


           In addition to the direct costs we incur, our management team and employees are required to devote substantial time and energy to completing the periodic reports required of us under the Exchange Act. We are a small company and have limited resources with which to hire employees and prior to the enactment of the Sarbanes-Oxley Act of 2002, our personnel devoted a significant portion of such limited resources to compliance with the Exchange Act. However, as a result of the compliance requirements imposed under the Sarbanes-Oxley Act of 2002 we believe that the Exchange Act obligations have and will become more burdensome on us due to our limited resources and inability to hire additional personnel. The substantial time that our management and employees currently devote to complying with the reporting requirement under the Exchange Act limit their ability to promote and further develop our business and better serve our stockholders. Based on the amount of resources that we currently invest in the disclosure obligations, we believe that additional disclosure requirements could severely constrain our management team's ability to properly focus on our business at the expense of our stockholders. Therefore, in addition to the approximately $380,000 in annual future direct savings that we expect to realize following the reverse stock split, we will be able to benefit from our management team and employees' enhanced focus on improving revenues and efficiencies.


           The cost savings figures set forth above are only estimates. The actual savings we realize from going private may be higher or lower than such estimates. Estimates of the annual savings to be realized if the reverse stock split is consummated are based upon the actual costs to us of the services and disbursements in each of the categories listed above that were reflected in our recent financial statements, and the allocation to each category of management's estimates of the portion of the expenses and disbursements in such category believed to be solely or primarily attributable to our status as a public reporting company.

           It is important to note that in addition to the annual estimated cost savings referenced above, the consummation of the reverse stock split and subsequent deregistration of our common stock would result in a significant one-time cost savings due to our not being subject to the new internal control audit requirements imposed by Section 404 of the Sarbanes-Oxley Act of 2002. Preparing ourselves to be able to comply with Section 404 of the Sarbanes-Oxley Act of 2002 would require significant expenditures during the next fiscal year, including costs related to computer software and hardware and fees to third parties for compliance planning, assessment, documentation and testing. Such costs are expected to exceed $365,000.

            We expect the actual cost savings of being a non-reporting private company to be much greater than simply eliminating the estimated historical out-of-pocket costs. Moreover, new legislation, such as the Sarbanes-Oxley Act of 2002, will likely continue to have the effect of increasing the compliance burdens and potential liabilities of being a SEC reporting company. Any new legislation will likely continue to increase audit fees and other costs of compliance, such as securities counsel fees, increase outside director fees, increase in our director and officer insurance premiums and increase potential liability faced by our officers and directors.

            In some instances, management's cost savings expectations were based on information provided or upon verifiable assumptions. For example, our auditors have informed us, informally, that there will be a reduction in auditing fees if we cease to be an SEC reporting company. In addition, the costs associated with retaining legal counsel to assist with complying with the Exchange Act reporting requirements will be eliminated if we no longer file reports with the SEC and are otherwise not required to comply with the disclosure requirements that apply to publicly reporting companies.

            As a result of the reverse stock split, we will no longer be required to publicly disclose or reveal sensitive financial information which we believe can assist our competitors in approaching and soliciting our advertisers and customers.

            In addition to the expenses mentioned above, our board believes that we receive little, if any, relative benefit from having our common stock registered under the Exchange Act. Such benefits include:

            o The ability to use our stock to raise capital. Most capital has been raised through private placements and from existing stockholders, thus minimizing the benefits of having our stock registered pursuant to the Exchange Act. In addition, we anticipate that the common stock will continue to trade on the pink sheets after the transaction is completed, as it currently does.

            o Public companies often endeavor to use company stock to attract, retain and provide incentives to employees. Due to the limited liquidity of our common stock, we have found limited success in using common stock in such a manner.

            o An enhanced company image often accompanies publicly reporting company status. We have determined that due to our size and other factors, we have not enjoyed an appreciable enhancement in company image as a result of our publicly reporting company status.

            We had approximately 1,052 stockholders of record as of June 15, 2005. Of the record holders, approximately 920 owned less than 100 shares.

Alternatives Considered

            In making its determination to proceed with the reverse stock split, the board considered other going private alternatives as well as remaining an SEC reporting company. As discussed below, the board rejected the other alternatives to the reverse stock split as well as simply remaining an SEC reporting company. For the reasons discussed below, the board determined that providing liquidity to some unaffiliated stockholders was fair to all the stockholders considering the benefits to us of eliminating the expenses incurred through being an SEC reporting company and relieving management of the time necessary to meet regulatory responsibilities under federal securities laws. The alternatives the board considered were:

            o Issuer Tender Offer. The board considered an issuer tender offer to repurchase shares of our outstanding common stock. An issuer tender offer is an expensive undertaking and the results of an issuer tender offer would be unpredictable due to its voluntary nature; thus, the board was uncertain as to whether this alternative would result in a sufficient number of shares being tendered. Moreover, federal regulations impose rules regarding the treatment of stockholders in a tender offer, including pro-rata acceptance of offers from stockholders, which make it difficult to ensure that we would be able to significantly reduce the number of stockholders of record. As a result, the board rejected this alternative.

            o Open Market Purchase Program. The board considered going private by means of an open market purchasing program. The board rejected an open market purchasing program because it would be highly unlikely that our shares could be acquired from a sufficient number of holders to accomplish the going private objective in light of the fact that there is no active trading market for our common stock.

            o Maintaining the Status Quo. The board considered maintaining the status quo. In that case, we would continue to incur the expenses of being an SEC reporting company without, in the opinion of the board, the commensurate benefits. Thus, the board considered maintaining the status quo not to be in the best interests of either us or our stockholders and rejected this alternative.


            The board determined that the cost and efficiency of a reverse stock split, as well as the certainty with which it would allow us to achieve our goal of de-registering our common stock made it the best alternative. A reverse stock split is the only type of transaction that could reduce the number of stockholders of record with sufficient certainty.


            In light of the foregoing, the board and management believe the benefits associated with maintaining our status as an SEC reporting company are substantially outweighed by the costs, both financial and operational. The board believes that it is in our best interests to eliminate the administrative burden and costs associated with maintaining our status as an SEC reporting company.

Reasons for the Structure and Timing of the Transaction

            The primary purpose of the reverse stock split is to reduce the number of holders of record of the common stock to less than 300 to enable us to elect to terminate the registration of our common stock pursuant to Section 12(g) of the Exchange Act and become a private company. The board believes that a reverse stock split provides the most certainty for us to achieve this purpose.


            We are currently required to comply with the disclosure and reporting requirements under the Exchange Act, as well as new requirements of the Sarbanes-Oxley Act of 2002. The cost of complying with these requirements is substantial. We believe these obligations have become more burdensome on small SEC reporting companies like ours as a result of the recent enactment of the Sarbanes-Oxley Act of 2002 and the cost of remaining a public company would further increase in the near future. The board determined that it was in our best interest to proceed with the reverse stock split, in order to de-register our common stock, due to preliminary estimates of management and our outside auditors of the significant one-time cost associated with compliance with the Sarbanes-Oxley Act of 2002. If we do not de-register imminently, we will be forced to incur such cost, and be required to use our limited resources, in order to comply with the new internal control audit requirements imposed by
Section 404 of the Sarbanes-Oxley Act of 2002, which would become applicable to us in 2006.


Going Private Transaction; Effects

            We intend to engage in a going private transaction which will reduce the number of holders of record of our common stock to less than 300 and enable us to elect to terminate the registration of our common stock pursuant to
Section 12(g) of the Exchange Act. As of August 31, 2005, there were 12,024,597 shares of common stock issued and outstanding, held by approximately 1,052 holders of record.

            Shares of our common stock are currently traded on the pink sheets under the trading symbol "NCOM.PK." After completing the transaction, we anticipate that our common stock will continue to trade on the pink sheets. It also is possible that trading in the common stock may only occur in privately negotiated transactions. After the transaction, we anticipate that we will have fewer than 300 stockholders of record, in which event we intend to file a Form 15 with the SEC to terminate registration of the common stock under the Exchange Act. Following the termination of the registration of our common stock, we will no longer be subject to certain provisions of the Exchange Act. In particular, our obligations to publicly file annual and quarterly reports will cease. The rights of the stockholders under Nevada law to inspect, copy and audit the corporate books and records will be unaffected by the transaction.


            The pink sheets is a centralized quotation service that collects and publishes market maker quotes for over the counter securities in real time. It is neither a SEC registered stock exchange nor a broker-dealer. There are no specific eligibility and disclosure requirements in connection with the pink sheets. A market maker determines whether to quote a security and the issuer of the securities may not apply to list or quote securities on the pink sheets.

            In order to accomplish the going private transaction, and to reduce the number of holders of record to less than 300, there will be a 1-for-100 reverse stock split of our common stock. Those stockholders who, immediately following the reverse stock split, would hold only a fraction of a share of common stock will be paid an amount, in cash, equal to $1.10 for each pre-split share and will no longer be our stockholders.


            Mr. Mendelsohn recommended and the board approved a reverse stock split ratio of one post-split share for 100 pre-split shares by calculating a ratio that could be used to reliably reduce the stockholders of record to less than 300, while providing us with some flexibility if future financings and issuances are necessary and ensuring that remaining stockholders have some liquidity. Mr. Mendelsohn considered the respective costs and benefits of reverse stock split ratios in which one post-split share was issued for either 100 pre-split shares or 50 pre-split shares based upon information presented by our management. Subsequently, Mr. Mendelsohn advised the board of his analysis of the various reverse split ratios and recommended to the board that it approve a ratio of one post-split share for 100 pre-split shares because he believed that such ratio is the optimum ratio to achieve our goals of having less than 300 stockholders of record following consummation of the reverse stock split while continuing to provide some liquidity for our remaining stockholders. After reviewing Mr. Mendelsohn's recommendation, the board approved a reverse stock split ratio of one post-split share for 100 pre-split shares because it achieved our goals of ensuring that following the consummation of the reverse stock split that we would have fewer than 300 stockholders of record and would also provide liquidity for our remaining stockholders.


            The amendment to the Articles of Incorporation will decrease the authorized common stock proportionately from 100,000,000 shares to 1,000,000 shares. The shares of common stock acquired by us as a result of the reverse stock split will be retired, which will reduce the number of outstanding shares.

            Our officers and directors at the effective time of the amendment to the Articles of Incorporation effecting the reverse stock split will continue to serve as our officers and directors immediately after the transaction is complete.


            Because the price to be paid in lieu of fractional shares to holders of fewer than 100 shares of common stock will be $1.10 per share, and because approximately 920 stockholders of record own less than 100 shares, the total cost to us, including expenses, of effecting the reverse stock split is expected to be approximately $155,000. At June 30, 2005, our aggregate stockholders' deficit less preferred stock was approximately $(2,266,861), or $(0.19) per share, we expect that, as a result of the reverse stock split, the stockholders deficit per share of common stock will be increased to approximately $(18.91) per share on a pro forma basis. However, it is important to note that book value is an accounting methodology based on the historical cost of our assets, and therefore does not necessarily reflect our current value.



            The reverse stock split may be beneficial to our stockholders for, among other things, the following reasons:

            o We will be able to save considerable expenses related to complying with the increasingly burdensome disclosure and reporting requirements under the federal securities laws.

            o Our management and employees will be able to devote more time and effort to our operations instead of devoting time to comply with the Sarbanes-Oxley Act of 2002 and other disclosure obligations under the federal securities laws.

            o We will no longer be required to publicly disclose or reveal sensitive financial information which we believe can assist our competitors in approaching and soliciting our advertisers and customers.

            o With fewer stockholders, we will be able to reduce administration costs related to stockholder services.

            o Stockholders who own less than 100 shares will receive a cash payment that is higher than any payment that they would receive if they sold their shares on the open market because the cash payment in lieu of fractional shares is higher than both the current market price and the market price for the past five years.

            The following matters may be detrimental to our stockholders:

            o Stockholders owning fewer than 100 shares of our common stock immediately prior to the effective time of the reverse stock split will, after giving effect to the reverse stock split, no longer have any equity interest in us and therefore will not be able to participate in our potential earnings or growth.

            o Remaining stockholders may experience decreased liquidity due to the resulting low public float.

            o Remaining stockholders will not be able to rely on or review either annual, quarterly or other periodic reports because we will no longer be subject to the various reporting requirements of the federal securities laws.


Fairness of the Transaction


            The board believes that the transaction is fair from a financial point of view to the unaffiliated stockholders of the company. The board is comprised of seven (7) members. Six of our seven board members have, or are associated with someone who has, substantial interests in our company and will indirectly benefit as a result of the reduction in the number of outstanding shares. Our one board member who is not so associated, Martin Mendelsohn, was asked to advise on the price that we would pay for our fractional interests. The board authorized Mr. Mendelsohn to recommend a reverse stock split ratio and to recommend an amount to be paid to stockholders in lieu of fractional shares. The board did not assign Mr. Mendelsohn responsibility to represent any, or all, of the stockholders, but rather to recommend various terms of the transaction. Mr. Mendelsohn was so authorized because the board believed that all stockholders were being treated equally and that a special committee was not necessary to represent certain stockholders, since no stockholder prospered at the expense of other stockholders. Furthermore, the board determined that it would approve the reverse stock split ratio and the amount to be paid to stockholders in lieu of fractional shares because members of the board were not being treated differently than the remaining stockholders. Due to the factors set forth above and the fact that the costs of retaining a financial advisor to assist Mr. Mendelsohn in determining the value of our shares would be so large compared with the total value of the fractional interests to be cashed out, it was determined that a financial advisor not be retained. Rather, it was determined that we will pay an amount, $1.10 per share, which represents a price that is higher than the highest price at which we have sold shares for the past five years and represents a premium above the $0.70 price at which we last sold shares to raise working capital. Mr. Mendelsohn's determination was unanimously approved by the board at a meeting held on June 30, 2005.

            The board considered a number of factors in determining the fairness of the transaction prior to its approval of the transaction, which factors are applicable to both unaffiliated stockholders who will remain our stockholders after the transaction and unaffiliated stockholders who will be cashed out, except for the factors with respect to savings in operating costs, the liquidity of our common stock and the ability to participate in our growth subsequent to the effectiveness of the transaction. The factors considered by the board include the following:

            o     Fairness of Price

                  The board believes that the price which will be received by the stockholders in lieu of fractional shares of common stock is fair from a financial point of view to our unaffiliated stockholders. Mr. Mendelsohn and the board considered a number of factors in reaching this determination. In particular, the board considered current market price, historical market price and the purchase prices paid in prior purchases of our common stock.

                  The highest trading price of our common stock since January 1,
            2003 was $1.05 and the lowest $0.50. The board believed that market price was indicative, but not decisive due to the low trading volume and the small float. Because we have been raising most of our capital through private placement and from existing stockholders, the board considered the prices paid by purchasers in recent transactions with us as more reliable than open market transactions. The highest price at which we have sold shares in the past five years was $1.00 per share. Combining the three factors, the board determined that a price of $1.10, represents an amount that is higher than the highest price at which we sold shares in the last five years and a premium over current and historic market prices, and was therefore fair to our unaffiliated stockholders. In its analysis and conclusion, the board did not consider other factors, such as net book value, going concern value and liquidation value, material. The board did not consider net book value because it is an accounting concept designed to reflect historical cost. The board did not determine the liquidation value because such an analysis would not truly reflect the actual market value of the

            Company since a buyer of our assets would be expected to pay more for such assets when sold as a going concern due to the fact that the assets should be able to generate greater cash flow when operated as a going concern, as opposed to the cash flow that would be generated if the assets were broken up and sold on an asset-by-asset basis in a liquidation sale. The board did not analyze the going concern value because it would be significantly effected by our current deficit and the limited value of our tangible and intangible property.

            o     Fairness of Process to Determine Price

                  The board believes that the process that it employed to
            determine the price which will be received by the stockholders in lieu of fractional shares of common stock was substantively and procedurally fair because the sole independent board member recommended such price because it represented the highest price at which we have sold shares for the past five years, and represented a substantial premium above the $0.70 price at which we recently sold shares to raise capital.

            o Significant Savings Will Benefit Us and Remaining Unaffiliated Stockholders

                  Following the transaction, the board believes that we and our remaining unaffiliated stockholders will benefit from the savings in direct and indirect operating costs to us resulting from our no longer being a public company, which benefit outweighs the decreased access to information and decreased liquidity.

            o     Fairness of the Determination of Reverse Split Ratio

                  Based upon the information presented by the management, Mr.
            Mendelsohn recommended and the board selected the ratio of one for 100 for the reverse stock split by calculating a ratio that could be used to reliably reduce the stockholders of record to less than 300, but still maintain some level of liquidity in the remaining shares of common stock outstanding. The board believes that in order to maximize the cost savings value of the transaction, the ratio should be as high as possible, while still ensuring that we would be able to maintain some potential liquidity for our remaining stockholders and achieve the stated purposes of the transaction.

                  The board believes that the process for determining the
            reverse stock split ratio to be procedurally fair because the ratio was based on the recommendation of an independent director and the ratio of one for 100 represents the optimum ratio which allows us to both reasonably believe that the reverse stock split will result in us having fewer than 300 stockholders of record both immediately after the reverse stock split and in near future and achieve all the benefits of a reverse split and maintain some potential liquidity for our remaining stockholders.

            o     Liquidity for Remaining Unaffiliated Stockholders

                  The board recognizes that the transaction will result in a decrease in liquidity and a readily available market for its common stock and these factors are one of its greatest concerns in approving the going private transaction. However, there has not been an active market for our shares in more than three years and the board believes that the decreased liquidity is offset by the gain to us in decreasing our legal compliance costs and the other benefits of the transaction described herein. We currently anticipate the common stock will continue to trade on the pink sheets.

            o     Cashed Out Stockholders

                  One negative aspect of the transaction is the inability of those stockholders who are cashed out to maintain an interest in our future growth and progress with current holdings. The board believes that this factor is outweighed by the ability of any stockholder who wishes to remain a stockholder to increase its holdings to at least 100 shares of our common stock prior to the transaction by purchasing shares on the open market or otherwise acquiring additional shares of common stock prior to the effective date of the reverse stock split and the liquidity provided to such stockholders at a considerable premium over the current market price.


            o     No Stockholder Vote

                  Under Section 78.207 of Nevada Revised Statutes, the board may effect the reverse stock split and the corresponding reduction in authorized shares of common stock without the approval of the stockholders. Due to such specific authorization in Nevada law, the board does not believe that the lack of a vote affects the fairness of the transaction to either the stockholders who receive cash in lieu of fractional shares or who remain as unaffiliated stockholders. Accordingly, we have not asked the stockholders to vote on the transaction. Furthermore, any stockholder who wishes to remain a stockholder following the reverse stock split may increase their holdings of our common stock to at least 100 shares prior to the effective time of the reverse stock split. Alternatively, any stockholder who wishes not to remain a stockholder following the reverse stock split may decrease their holdings of common stock to less than 100 shares prior to the effective time of the reverse stock split.

            o     No Impact on Net Operating Losses

                  The board, members of management and our legal advisors and accountants reviewed the status of our net operating losses ("NOLs"), in the context of the transaction. Following such review, each of the parties concluded that we would preserve our NOLs following consummation of the transaction and that there would not be a negative impact on the NOLs as a result of the transaction.

            o     No Unaffiliated Representative


                  No unaffiliated representative was retained to act solely on behalf of the unaffiliated stockholders. The board noted that the affiliated and the unaffiliated stockholders were treated equally in all respects of the transaction and that the sole independent member of the board reviewed the terms of transaction and recommended the reverse stock split ratio and cash price to be paid for fractional interests. The board believes that the absence of unaffiliated representatives does not adversely affect the fairness of the procedure followed by the board in determining the transaction.

            After considering all of these factors, the board believed that overall, the transaction was substantively fair to our unaffiliated stockholders, whether they would remain our stockholders or not, as the potential benefit of the transaction to us and our unaffiliated stockholders clearly outweighed the potential detriments and because our affiliated and unaffiliated stockholders will receive equal treatment and face the same detriments throughout and subsequent to the transaction. The board also determined that the process by which the transaction was approved was fair to those unaffiliated stockholders receiving the cash consideration as well as the remaining unaffiliated stockholders because the sole independent director reviewed the terms of the transaction, recommended the reverse split ratio and the amount of cash to be paid in lieu of fractional shares and alternative types of transaction would not have offered additional procedural safeguards. The board did not receive any report, opinion or appraisal from any outside party in connection with the transaction.


            In reviewing the transaction and determining whether the transaction is fair to and in the best interest of our stockholders, the board analyzed the factors set forth above, consulted with certain members of our management and consulted with legal counsel. The board did not believe it was necessary to seek a fairness opinion or retain an independent financial advisor because the costs of retaining a financial advisor to assist Mr. Mendelsohn in determining the value of our shares was far greater than the relative benefits of such advisor due to the relatively low total value of the fractional interests to be cashed out.


            The discussion of the information and factors considered by the board in making its decision is not intended to be exhaustive, but includes all material factors considered by the board. In view of the wide variety of factors considered in connection with the evaluation of the transaction, the board did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weight to these factors. In addition, individual members of the board may have given different weight to different factors.


Potential Conflicts of Interest

            Our executive officers and directors may have interests in the transaction that are different from the interests of the stockholders, or relationships that may present conflicts of interest, including the following:

            o as a result of the transaction, those stockholders who own 100 or more shares of our common stock at the effective time of the amendment to the Articles of Incorporation effecting the reverse stock split, including our directors and executive officers, will increase their percentage ownership interest as a result of the transaction. For example, the ownership percentage of the directors and executive officers as a group will be approximately 45.71% of the outstanding shares of our common stock, which represents an increase of 0.13% from the approximately 45.58% which they held immediately prior to the transaction as a result of the reduction of the number of shares of common stock outstanding by an estimated 11.9 million shares;


            o each of our directors and certain executive officers hold options to purchase our common stock, which will, if unexercised, continue to be outstanding following the transaction, subject to anti-dilution adjustment;


            o if, following the reverse stock split, our directors and executive officers were to exercise all of their currently outstanding options to acquire the common stock, they would hold approximately 46.22% of the then outstanding common stock compared with 46.09% of our common stock if exercised immediately before the transaction;

            o certain directors and executive officers own warrants that are exercisable for shares of common stock, which will, if not exercised, continue to be outstanding following the transaction, subject to adjustment;

            o if, following the reverse stock split, our directors and executive officers were to exercise all of their currently outstanding warrants that are exercisable into shares of common stock, our directors and executive officers would hold approximately 57.01% of the then outstanding common stock compared with 56.88% of our common stock if exercised immediately before the transaction;


            o certain directors own shares of our $10 Convertible Preferred Stock that are convertible into shares of common stock, which will, if not converted, continue to be outstanding following the transaction, subject to anti-dilution adjustment;

            o as a result of the reverse stock split, no director, executive officer or holder of 5% of more of the common stock will receive more than $108.90 in cash, in the aggregate, and most will receive less upon consummation of the reverse stock split;


            o if, following the reverse stock split, our directors and executive officers were to convert all of their currently outstanding shares of our $10 Convertible Preferred Stock that are convertible into shares of common stock, our directors and executive officers would hold approximately 46.58% of the then outstanding common stock compared with 46.45% of our common stock if converted immediately before the transaction; and

            o the board considered the fact that each director either was a stockholder, option holder, warrant holder and/or holder of shares of our $10 Convertible Preferred Stock and concluded that such facts alone did not cause any one or more directors not to be a "disinterested director," as that term is defined under Nevada law, and thereby unable to consider and act upon the transaction in the best interests of us and our stockholders.

Employee and Director Stock Options


            The outstanding options to acquire shares of common stock held by our employees and directors will continue to be outstanding after the transaction. As of August 31, 2005, there were options outstanding to purchase 214,821 shares of our common stock. The options were granted to our directors and employees as incentive compensation for services to us. All of the options are and will continue to be vested and exercisable as of the date of the transaction. Holders of options not exercised prior to the effective time of the amendment to the Articles of Incorporation effecting the reverse stock split will hold stock options with limited liquidity. When existing options are exercised, the exercise will cover underlying fractional shares of common stock resulting from the reverse stock split, but we will not issue fractional shares upon exercise of an option. No options to purchase fractional shares will be outstanding after the transaction. Options which would result in the issuance of fractional shares after the reverse stock split will be cancelled. Any person whose options are exercisable at a price which is less than $1.10 per share will receive a cash payment, if any, equal to the product of (i) the number of pre-split options which are being cancelled and (ii) the excess of $1.10 per share over the exercise price. Because any whole shares issued upon the exercise of options will not be registered under the Securities Act of 1933, optionees will be required to acquire such shares for investment purposes. They will benefit from any future appreciation in the value after the transaction and will assume the risk of any future downturns in our business after the transaction.

Warrants to Purchase Shares of Common Stock


            The outstanding warrants to acquire shares of common stock will continue to be outstanding after the transaction. As of August 31, 2005, there were warrants outstanding to purchase 3,824,111 shares of our common stock. When existing warrants are exercised, the exercise will cover underlying fractional shares of common stock resulting from the reverse stock split, but we will not issue fractional shares upon exercise of a warrant. Warrants which would result in the issuance of fractional shares after the reverse stock split will be cancelled. Any person whose warrants are exercisable at a price which is less than $1.10 per share will receive a cash payment, if any, equal to the product of (i) the number of pre-split warrants which are being cancelled and (ii) the excess of $1.10 per share over the exercise price. Because any whole shares issued upon the exercise of warrants will not be registered under the Securities Act, holders of warrants will be required to acquire such shares for investment purposes.


Certain Impact of the Transaction

Impact on the company


            Following the transaction we will have less than 300 stockholders of record and will terminate the registration of our common stock and become a private company. We will no longer be public, and will no longer be subject to the reporting requirements of the Exchange Act. Going private will significantly change our public disclosures pursuant to the Exchange Act. We anticipate that following the transaction we will continue to operate as we did prior to the transaction. The same officers and directors will continue in their roles as officers and directors, and we do not anticipate any significant corporate events, such as a debt or equity financing, merger, reorganization or liquidation; a transfer of a material amount of assets, changes in dividend policy; or other material change with respect to our corporate structure or business in the near future. We anticipate that we will realize significant direct and indirect cost savings as a result of going private.


            Prior to the transaction, we had 12,024,597 shares of common stock outstanding and as a result of the transaction we will have approximately 119,880 shares of common stock outstanding. Approximately 920 stockholders of record own less than 100 shares and will receive $1.10 per share, therefore we estimate that the total cost of the transaction to us will be approximately $155,000, including expenses. Our stockholders' equity and cash balance will be reduced accordingly.

Impact on Stockholders


            Stockholders holding less than 100 shares of common stock immediately prior to the effective time of the reverse stock split will cease to be stockholders. They will lose all rights associated with being a stockholder of the company, such as the rights to attend and vote at stockholder meetings, receive dividends and distributions, and share in the increase in value of our stock or take advantage of any premium that may be offered by a third party in a future transaction. These stockholders will be paid, in cash, an amount equal to $1.10 for each pre-split share resulting in a fractional share. Such stockholders will be liable for any applicable taxes, but will not be required to pay brokerage fees. Following the Effective Date, we will provide you with a Letter of Transmittal explaining how you can surrender your share certificates in exchange for cash payment and/or, if applicable, shares of common stock.


            Stockholders holding 100 or more shares of common stock immediately prior to the effective time of the reverse stock split will continue to be stockholders, but will receive cash in lieu of any fractional shares they may otherwise be entitled to receive.

            Stockholders who continue to be stockholders after the transaction will:

            o experience reduced liquidity of their shares. We anticipate the common stock will continue to trade on the pink sheets. However, the reduction in public information concerning us as a result of our no longer being required to file reports under the Exchange Act may further reduce the trading of the common stock; and

            o not receive or have access to our financial and other business information as they would if we were a public reporting company, although such stockholders will continue to have rights to inspect, copy and audit certain of our records, financial and other information under Nevada law.

Effect on Market for Shares

            Our common stock is currently traded on the pink sheets and we anticipate that following the transaction our common stock will continue to trade on the pink sheets. However, the reduction in public information concerning us as a result of our no longer being required to file reports under the Exchange Act will further reduce the liquidity of our common stock. It is possible that any trading in our common stock after the transaction may only occur in privately negotiated sales.

Conduct of Business Following Transaction

            The primary purpose of the transaction is to reduce the number of stockholders of record to less than 300 to enable us to elect to terminate the registration of our common stock pursuant to Section 12(g) of the Exchange Act and become a private company. Following the deregistration, we expect that our common stock will continue to trade on the pink sheets. Furthermore, the transaction and deregistration would result in our no longer filing reports pursuant to Section 13 or 15(d) of the Exchange Act. We anticipate no other material changes in our management or corporate structure.

            We continue to explore strategic acquisitions and divestitures, however we cannot assure you that we will enter into or consummate such a transaction or buy or sell assets. Other than as described in this document, neither we nor our management have any plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation; to sell or transfer any material amount of its assets; to change its board or management; to change materially its indebtedness or capitalization; or otherwise to effect any material change in its corporate structure or business.

Stockholder Approval

            Pursuant to Section 78.207 of Nevada Revised Statutes, we may effect one or more reverse stock splits and a corresponding decrease in authorized shares of our common stock without stockholder approval and no vote of the stockholders is being sought.

Dissenters' Rights

            Pursuant to Section 78.207 of Nevada Revised Statutes, stockholders are not entitled to dissenters' rights in connection with the transaction. No provisions have been made to grant stockholders access to counsel or appraisal services at the expense of the company.

Exchange Of Stock Certificates

            We have appointed Continental Stock Transfer and Trust Company, our transfer agent, to act as exchange agent to carry out the exchange of existing share certificates for cash payments in lieu of issuing fractional shares or, if applicable, new share certificates. On the Effective Date, all share certificates evidencing ownership of common stock held by our stockholders who will have fractional shares repurchased will be deemed cancelled without further action by the stockholders or us. Thereafter, such certificates will represent either the right to receive cash in the amount of $1.10 per pre-split share of common stock for repurchased fractional shares or if applicable, either the right to receive a new certificate for shares of common stock or the right to receive a new certificate for shares of common stock and the right to receive cash in the amount of $1.10 per pre-split share of common stock for repurchased fractional shares. The shares of common stock acquired by us in connection with the transaction will be cancelled. We will not pay interest on cash sums due to any stockholder in connection with the transaction.

            If, as a result of the transaction, you are entitled to receive either a new certificate for shares of common stock or a new certificate for shares of common stock and cash for repurchased fractional shares, and do not exercise such rights, you will continue to be a stockholder of the Company, however your ownership position will be revised on our books and records, as of the Effective Date, to give effect to this transaction. As a stockholder, you will be entitled to ratably participate in dividends and distributions and vote on matters submitted to our stockholders. Also, you will have all rights granted to stockholders under Nevada law and set forth and designated in our Articles of Incorporation and By-laws.

            The exchange agent will furnish you with the necessary materials and instructions to surrender your common stock certificate(s) promptly following the Effective Date. A Letter of Transmittal will explain how the certificates are to be surrendered. You must complete and sign the Letter of Transmittal and return it with your certificate(s) to the transfer agent as instructed before you can receive any cash payment (and/or, if applicable, new certificate(s)) to which you are entitled). Do not send your certificates to us, and do not send them to the exchange agent until you have received a Letter of Transmittal and followed the instructions therein.

            Stock Certificates that contain a restrictive legend will be exchanged for new certificates with the same restrictive legend. As applicable, the time period during which the common stock has been held will be included in the time period during which such stockholder actually holds the new common stock certificate received in exchange for such stock certificate for the purposes of determining the term of the restrictive period.

            No service charges will be payable by you in connection with the exchange of certificate or the payment of cash in lieu of issuing fractional shares. We will pay for all expenses for the issuance of the new certificates.

            If you hold your shares in "street name" your broker, bank or other nominee is considered a stockholder of record with respect to those shares. Although we intend to treat stockholders holding shares in street name in substantially the same manner as stockholders whose shares are registered in their names and to instruct nominees to effect the transaction for beneficial holders, your nominee may have different procedures and is not legally obligated to treat the transaction as affecting beneficial holders' shares, if such shares would be cashed out by the transaction. To determine the transaction's effect on any shares you hold in street name (and possible payment of the cash consideration), you should contact your broker, bank or other nominee.


Federal Income Tax Consequences

            The following is a discussion of the material United States federal income tax consequences of the transaction to our stockholders who are citizens or residents of the United States or that are domestic corporations. The discussion below does not address all aspects of federal income taxation that may affect particular stockholders in light of their particular circumstances, that are generally assumed to be known by investors or that may affect stockholders subject to special treatment under federal income tax laws. The following discussion assumes that shares of our common stock are held as capital assets. In addition, no information is provided in this document with respect to the tax consequences of the transaction under foreign, state or local laws.

            We believe that there will be no material federal income tax consequences for those stockholders who continue to be stockholders following the consummation of the transaction except for amounts received for fractional shares. Their basis in their current shares (except for post-split fractional shares) should carry forward as their basis in the new shares they will be deemed to own after the reverse stock split.


            We believe that, for those stockholders who receive cash in exchange for fractions of shares of common stock following the reverse stock split (including stockholders who are cashed out pursuant to the reverse stock split), the transaction will be treated as a taxable transaction for federal income tax purposes. Generally, stockholders receiving cash in the transaction will recognize a gain or loss for federal income tax purposes based on the difference between the amount of cash received and the portion of the stockholder's current tax basis in our shares of common stock that is allocated to the fractional shares (as if such shares were issued to the stockholder and then immediately redeemed by us), such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the stockholder's holding period for the shares of our common stock exceeds twelve months. Under present law, long-term capital gains recognized by an individual stockholder generally will be taxed at a maximum marginal federal tax rate of 15%, and long-term capital gains recognized by a corporate stockholder will be taxed at a maximum marginal federal tax rate of 35%. In addition, under present law, the ability to use capital losses to offset ordinary income is generally limited for stockholders that are individuals to the amount of capital gains recognized during a tax year plus $3,000.

            Tax matters are complicated and the tax consequences of the transaction to each stockholder will depend on the facts of that stockholder's situation. You are urged to consult your tax advisor for a full understanding of the tax consequences of the transaction to you. The foregoing summary of material federal income tax consequences of the transaction to our stockholders is based upon the Internal Revenue Code, applicable Treasury Regulations thereunder, rulings and pronouncements of the Internal Revenue Service and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect such stockholders and could affect the continuing validity of this summary. This summary does not purport to discuss all aspects of United States federal income taxation that may be relevant to each stockholder in light of their specific circumstances, or to certain types of stockholders subject to special treatment under United States federal income tax laws (for example, foreign persons, dealers in securities, banks and other financial institutions and tax-exempt organizations). No ruling from the IRS has been obtained (or will be sought) as to the United States federal income tax consequences of the transaction.

Fees and Expenses

            Management estimates approximately $55,000 will be required to pay for the fractional shares of the common stock exchanged for cash in the transaction. It is expected that the actual amount paid to acquire the fractional shares will differ from this estimated amount due to possible changes in the number of our stockholders who hold less than 100 shares of common stock. In addition, expenses are projected to amount to $100,000 as follows:

                   Expenses                                  Estimated Amount
                   --------                                  ----------------
                   Legal Fees                                  $66,200
                   Accounting Fees                              15,000
                   Exchange Agent/Transfer Agent fees            7,600
                   Filing                                        1,500
                   Printing                                      2,500
                   Mailing                                       7,200

            The approximately $155,000 necessary to pay for all of the fractional shares exchanged for cash in the transaction and the expenses relating to the transaction will come from cash from operations.

Reservation

            We reserve the right to abandon the transaction at any time before the filing of the necessary amendments to the Articles of Incorporation effecting the reverse stock split in Nevada if the board determines that such action is in our best interests. We may, for example, abandon or delay the transaction if there is a material change in our condition or if the board perceives that there has been a material change in the benefits or risks associated with the transaction.

                 NEWS COMMUNICATIONS, INC. AND ITS SUBSIDIARIES
                              FINANCIAL INFORMATION

                           Consolidated Balance Sheet


------------------------------------------------------------------------------------------------
                                                                As of              As of
                                                            June 30, 2005      December 31, 2004
Assets
Current:
Cash and cash equivalents                                    $    327,231      $    421,255
Accounts receivable - net of allowance for doubtful
accounts of $168,407 and $229,022, respectively                 1,759,763         1,015,297
Notes receivable                                                   10,000            10,000
Other                                                             171,446           218,231
                                                             ------------      ------------
     Total current assets                                       2,268,440         1,664,783
Restricted cash                                                    34,102            34,102
Notes receivable, net of current portion                           80,000            80,000
Property and equipment at cost- net                               226,531           243,904
Goodwill                                                          314,809           314,809
Trade names, net                                                  449,580           462,612
Other - net                                                        47,007            23,526
                                                             ------------      ------------
     Total assets                                            $  3,420,469      $  2,823,736
                                                             ============      ============

Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable                                             $  1,098,948      $    787,994
Accrued expenses                                                1,408,763         1,167,003
Income taxes payable                                               85,077            10,077
Notes payable and capital leases, current portion                  17,411            18,752
Unearned revenue                                                  628,212           528,900
Due to related parties                                            310,257           631,418
                                                             ------------      ------------

     Total current liabilities                                  3,548,668         3,144,144
Due to related parties                                            362,124           261,150

Notes payable and capital leases, net of current portion           30,689            39,394
                                                             ------------      ------------

     Total liabilities                                          3,941,481         3,444,688
                                                             ------------      ------------
Commitments
Stockholders' deficit:
Preferred stock, $1.00 par value; 500,000 shares
authorized: 177,529 shares issued and outstanding:
$1,864,000 aggregate liquidation value                            177,529           177,529
Common stock, $.01 par value; authorized 100,000,000
shares; 12,682,931 and 12,307,792 shares issued and
12,024,597 and 11,649,458 outstanding                             126,829           123,078
Paid-in-capital preferred stock                                 1,568,320         1,568,320
Paid-in-capital common stock                                   27,429,323        27,086,071
Deficit                                                       (28,921,284)      (28,674,221)
                                                             ------------      ------------
                                                                  380,717           280,777
Less: Treasury stock, (658,334 common shares) - at cost          (901,729)         (901,729)
                                                             ------------      ------------
     Total stockholders' deficit                                 (521,012)         (620,952)
                                                             ============      ============
     Total liabilities and deficit                           $  3,420,469      $  2,823,736
                                                             ============      ============


                      Consolidated Statements of Operations



-----------------------------------------------------------------------------------------------------------------

                                                        Six Months Ended                  Years ended
                                                            June 30,                      December 31,
                                                    2005              2004            2004             2003
                                                    ----              ----            ----             ----

Net revenues                                     $ 6,639,623      $ 5,978,328      $12,168,133      $10,230,081

Expenses:
Editorial                                          1,011,362          986,091        2,055,657        1,915,575
Production and distribution                        1,709,905        1,531,488        3,634,043        2,976,681
Selling                                            1,770,494        1,515,205        3,477,260        2,804,661
General and administrative                         2,219,426        2,047,078        3,772,449        3,680,151
Depreciation and amortization                         70,412           93,300          189,280          191,671
                                                 -----------      -----------      -----------      -----------
Total expenses                                   $ 6,781,599        6,173,162       13,128,689       11,568,739

Loss from operations, before gain on sale of
  publication                                       (141,976)        (194,834)        (960,556)      (1,338,658)
Gain on sale of publication                             --               --               --             67,575
                                                 -----------      -----------      -----------      -----------

Loss from operations                                (141,976)        (194,834)        (960,556)      (1,271,083)
Interest expense, net                                (29,525)         (29,199)         (56,746)         (38,657)
                                                 -----------      -----------      -----------      -----------

Loss before provision for income taxes              (171,501)        (224,033)      (1,017,302)      (1,309,740)

Provision for income taxes                            75,000           64,774           44,506           23,176
                                                 -----------      -----------      -----------      -----------
Net loss                                         $  (246,501)     $  (288,807)     $(1,061,808)     $(1,332,916)
                                                 ===========      ===========      ===========      ===========
Less: preferred dividends                                564              564           39,438            1,128

                                                 -----------      -----------      -----------      -----------
Net loss applicable to common stockholders       $  (247,065)     $  (289,371)     $(1,101,246)     $(1,334,044)
Loss per common share:
Basic and diluted                                $     (0.02)     $     (0.02)     $     (0.09)     $     (0.13)
                                                 -----------      -----------      -----------      -----------

Weighted-average number of common shares
outstanding:
Basic and diluted                                 11,956,201       11,636,678       11,643,103       10,479,689
                                                 -----------      -----------      -----------      -----------
Deficiency of earnings to fixed charges          $  (141,976)     $  (194,834)     $  (960,556)     $(1,271,083)
Book value per share                                  $(0.19)          $(0.13)          $(0.20)          $(0.13)
Ratio of Adjusted Earnings to Fixed Charges            (0.5x)           (0.9x)           (4.1x)           (4.2x)


Computation of Ratio of Earnings To
 Fixed Charges
Fixed Charges:
  Interest Expense                               $    31,249       $   36,525      $    67,045      $    92,946
  Estimate of interest within rental expense          66,310           68,010          122,223          150,186
                                                 -----------       ----------      -----------      -----------

Total Fixed Charges                                   97,559          104,535          189,268          243,132
                                                 -----------       ---------       -----------      -----------

Earnings:
Add: Loss from Operations                           (141,976)        (194,834)        (960,556)      (1,271,083)
     Fixed Charges                                    97,559          104,535          189,268          243,132
                                                 -----------       ----------      -----------      -----------

Total Adjustment Earnings                            (44,417)         (90,299)        (771,288)      (1,027,951)
                                                 -----------       ----------      -----------      -----------

Ratio of Adjusted Earnings to Fixed Charges            (0.5x)           (0.9x)           (4.1x)           (4.2x)
                                                 -----------       ----------      -----------      -----------

Deficiency of earnings to fixed charges          $  (141,976)      $ (194,834)     $  (960,556)     $(1,271,083)
                                                 -----------       ----------      -----------      -----------


            Consolidated Statements of Stockholders' Equity (Deficit)
                     Years ended December 31, 2004 and 2003


                                      Preferred stock                                  Common stock
                                   ------------------------------------  ------------------------------------------------
                                   Shares      Amount   Paid-in capital     Shares           Amount       Paid-in capital
                                   ------------------------------------  ------------------------------------------------
Balance,
  December 31, 2002                192,534    $192,534    $1,703,345       10,844,744        $108,447        $25,550,672
Conversion of 10,005
  shares of preferred stock into
  3,000 shares of common stock     (10,005)    (10,005)      (90,025)          42,281             423             99,607
Issuance of
  1,400,000 shares
  of common stock                                                           1,400,000          14,000          1,386,000
Dividends on
  preferred stock                        -           -             -                -               -                  -
  Net loss                               -           -             -                -               -                  -
                                   --------------------------------------------------------------------------------------
Balance,
December 31, 2003                  182,529    $182,529    $1,613,320       12,287,025        $122,870        $27,036,279
                                   --------------------------------------------------------------------------------------
Conversion of 5,000
  shares of $10 preferred stock
  into 20,767 shares of
  common stock                      (5,000)     (5,000)      (45,000)          20,767             208             49,792
Dividends on preferred stock
Net loss                                 -           -             -                -               -                  -
Balance,
  December 31, 2004                177,529    $177,529    $1,568,320       12,307,792        $123,078        $27,086,071
                                   ======================================================================================

Issuance of 375,139 shares of
   common stock in satisfaction
    of notes payable                     -           -             -          375,139           3,751            343,252
 Dividends on preferred stock            -           -             -                -               -                  -
                                   --------------------------------------------------------------------------------------
 Balance, June 30, 2005            177,529    $177,529    $1,568,320       12,682,931         126,829        $27,429,323
                                   --------------------------------------------------------------------------------------




                                                                                Treasury       Total stockholders'
                                                                  Deficit        Stock           equity (deficit)
                                                         ----------------------------------------------------------
      Balance,
        December 31, 2002                                    $(26,238,931)      $(901,729)          $414,338
      Conversion of 10,005
        shares of  preferred  stock into 3,000
        shares of common stock                                          -               -                  -
      Issuance of
        1,400,000 shares of common stock                                -               -          1,400,000
      Dividends on preferred stock                                 (1,128)                            (1,128)
        Net loss                                               (1,332,916)                        (1,332,916)
                                                         ----------------------------------------------------------
      Balance, December 31, 2003                             $(27,572,975)      $(901,729)          $480,294
                                                         ----------------------------------------------------------
      Conversion of 5,000
        shares  of $10  preferred  stock  into
        20,767 shares of common stock                                   -               -                  -
      Dividends on preferred stock                                (39,438)                           (39,438)
      Net loss                                                 (1,061,808)                        (1,061,808)
        Balance, December 31, 2004                           $(28,674,221)      $(901,729)         $(620,952)
                                                         ----------------------------------------------------------
       Issuance  of  375,139  shares of common
      stock in satisfaction of notes payable                            -               -            347,003

       Dividends on preferred stock                                  (564)              -               (564)
       Rounding                                                         2               -                  2
       Net loss                                                  (246,501)              -           (246,501)
                                                         ----------------------------------------------------------
      Balance, June 30, 2005                                $ (28,921,284)      $(901,729)         $(521,012)
                                                         ==========================================================

                         Consolidated Statements of Cash Flows


                                                               Six Months Ended                     Years Ended
                                                                   June 30,                         December 31,
                                                             2005            2004               2004               2003
----------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net loss                                                   $(246,501)     $  (288,807)       $(1,061,808)       $(1,332,916)
Adjustments to reconcile net loss to net cash
    used in operating activities:
  Depreciation and amortization                               70,412           93,300            189,280            191,671
  Provision for doubtful accounts                             53,000          134,900             39,100            103,800
  Debt conversion expense related party debt                  84,406                -                  -                  -
  Gain on sale of publication                                      -                -                  -            (67,575)
  Changes in assets and liabilities:
    (Increase) decrease in:
    Accounts receivable                                     (797,466)      (1,043,773)          (101,236)          (585,225)
    Other assets                                              23,304          (83,410)           (24,936)             4,833
    Increase (decrease) in:
    Accounts payable and accrued expenses                    552,716          151,684           (144,165)           716,323
    Income taxes payable                                      75,000           40,977             10,077            (17,235)
    Other liabilities                                         99,312            1,287            366,853             83,198
    Related party payable                                     23,829           21,873             47,396             83,867
----------------------------------------------------------------------------------------------------------------------------
Net cash used in operating activities                      $ (61,988)     $  (971,969)       $  (679,439)       $  (819,259)
----------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
    Capital expenditures                                     (40,008)         (27,821)           (53,508)           (53,108)
    Proceeds from sale of publication                              -                -                  -             25,000
    Collection of notes receivable                                 -          836,000            846,000            205,200
----------------------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) investing activities        $ (40,008)     $   808,179        $   792,492        $   177,092
----------------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
    Proceeds from issuance of common stock                         -                -                  -          1,400,000
    Proceeds from related party notes payable                350,000                -                  -                  -
    Payment of related party notes payable                  (331,418)        (786,370)          (786,370)          (112,461)
    Dividends on preferred stock                                (564)            (564)           (39,438)            (1,128)
    Payments of notes payable and
      capital lease obligations                              (10,046)         (16,756)           (32,885)           (29,825)
----------------------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) financing activities        $   7,972      $  (803,690)       $  (858,693)       $ 1,256,586
----------------------------------------------------------------------------------------------------------------------------
Net decrease in cash                                         (94,024)        (967,480)          (745,640)           614,419
Cash, beginning of period                                    421,255        1,166,895          1,166,895            552,476
----------------------------------------------------------------------------------------------------------------------------
Cash, end of period                                        $ 327,231      $   199,415        $   421,255        $ 1,166,895
============================================================================================================================
Supplemental disclosures of cash flow information:
    Cash paid during the period for:
      Interest                                             $  38,838      $    88,560        $   100,432        $    13,819
      Income taxes                                                 -           21,716             28,524             27,311
    Non-cash activities:
      Issuance of common stock in satisfaction of
        related party notes payable                          261,150                -                  -                  -
      Conversion of preferred stock into common stock              -           50,000             50,000            100,030
      Purchases of equipment under capital leases                  -                -                  -             34,309
      Purchase of automobile - debt incurred                       -                -                  -             22,454
      Disposition of assets - notes received                       -                -                  -            100,000

         The high and low prices for the common stock for each quarter during the past two years are as following:

                                                               High          Low
          Year ended December 31, 2003
           First Quarter                                       $0.85         $0.80
           Second Quarter                                      $0.88         $0.80
           Third Quarter                                       $0.86         $0.79
           Fourth Quarter                                      $0.81         $0.66

          Year ended December 31, 2004
           First Quarter                                       $0.91         $0.70
           Second Quarter                                      $0.85         $0.79
           Third Quarter                                       $1.00         $0.84
           Fourth Quarter                                      $0.86         $0.65

          Year ended December 31, 2005
           First Quarter                                       $0.75         $0.70
           Second Quarter                                      $0.70         $0.50
           Third Quarter (through September 12, 2005)          $1.05         $0.50

            We have never paid cash dividends on our common stock and do not expect to pay such dividends in the foreseeable future.

            The last reported sale price per share of our common stock was reported on the pink sheets on July 12, 2005, the last full trading day prior to the public announcement of this transaction was $0.70.

            PAST CONTRACT, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS

         Pursuant to the terms of a Stockholders' Agreement dated May 8, 2001 by and among Jerry Finkelstein, The Finkelstein Foundation Inc., Shirley Finkelstein, Melvyn I. Weiss, Wilbur L. Ross, Jr., M&B Weiss Family Partnership,
J. Morton Davis, D.H. Blair Investment Banking Corp., Rivkalex Corporation, Rosalind Davidowitz and James A. Finkelstein, each of these stockholders have agreed, for so long as James A. Finkelstein is employed by us, to vote their shares to elect as directors: Four persons designated by James Finkelstein; one person designated by J. Morton Davis, D.H. Blair Investment Banking Corp., Rivkalex Corporation and Rosalind Davidowitz; one person designated by Wilbur L. Ross, Jr.; and one person designated by Melvyn I. Weiss and M&B Weiss Family Partnership; two persons designated by mutual agreement of J. Morton Davis, Melvyn I. Weiss, and Wilbur L. Ross, Jr.


         Further, under the Stockholders' Agreement, Mr. Davis, D.H. Blair Investment Banking Corp., Rivkalex Corporation and Rosalind Davidowitz have granted James A. Finkelstein an irrevocable proxy to vote all of the shares owned by them in favor of the proposals presented to our stockholders at the annual meeting.


         On June 19, 2003, pursuant to a Subscription Agreement, Kinder Investments LP purchased 250,000 shares of the Company's common stock at a purchase price of $1.00 per share.

         In January 2005, we issued 8% convertible notes in the face amounts of $224,000 and $126,000 to Kinder Investments LP and Rosalind Davidowitz. The notes are convertible into common stock at a conversion price of $0.70 per share.

         On February 3, 2005, pursuant to a Subscription Agreement with, D.H. Blair Investment Banking Corp., we satisfied $200,000 of our 8% convertible note plus accrued interest thereon of $62,597 by issuing 375,139 shares of common stock at a price of $0.70 per share.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding beneficial ownership of our common stock, as of August 31, 2005, by each person known to us to beneficially own more than 5% of our outstanding common stock, by each person who is a director, by each person who is an executive officer, and by all of our directors and officers as a group.

         The information contained in the table was furnished by the persons listed therein. The calculations of the percent of shares beneficially owned are based on 12,024,597 shares of common stock outstanding as of August 31, 2005 plus, with respect to each such person, the number of additional shares that will be outstanding upon the conversion by such person of outstanding shares of our $10 Convertible Preferred Stock or upon the exercise of the warrants and options exercisable within sixty (60) days set forth herein.

---------------------------------------------------------------------------------------------------------------------
        Name and Address              Pre Reverse Split       Pre Reverse Split      Post Reverse       Post Reverse
    of Beneficial Owners and           Number of Shares          Approximate             Split             Split
           Management                  of common stock            Percentage       Number of Shares     Approximate
                                      Beneficially Owned           of Class         of common stock      Percentage
                                                                                     Beneficially         of Class
                                                                                         Owned
---------------------------------------------------------------------------------------------------------------------
James A. Finkelstein                    8,243,986 (1)                      54.18%      82,434(2)                54.31%
---------------------------------------------------------------------------------------------------------------------
Hollinger NCI Holdings LLC              4,168,445 (3)                      27.47%      41,684 (4)               27.54%
---------------------------------------------------------------------------------------------------------------------
Martin A. Bell                             16,665 (5)(15)                       *         166 (6) (16)              *
---------------------------------------------------------------------------------------------------------------------
J. Morton Davis                         4,083,278 (9) (13)                 32.96%      40,830 (10) (14)         33.06%
---------------------------------------------------------------------------------------------------------------------
Jerry Finkelstein                         280,666 (5)(7)                    2.33%       2,804 (6) (8)            2.34%
---------------------------------------------------------------------------------------------------------------------
Martin Mendelsohn                          16,665 (5)                           *         166 (6)                   *
---------------------------------------------------------------------------------------------------------------------
Wilbur L. Ross, Jr.                       614,964 (5)(9)                     5.04%      6,148 (6) (10)           5.05%
---------------------------------------------------------------------------------------------------------------------
Gary Weiss                                 16,665 (5)                           *         166 (6)                   *
---------------------------------------------------------------------------------------------------------------------
Melvyn I. Weiss                         1,610,654 (9)(11)                   13.30%     16,106 (10) (12)         13.34%
---------------------------------------------------------------------------------------------------------------------
Rosalind Davidowitz                       946,066 (17)                       7.75%      9,459 (18)               7.77%
---------------------------------------------------------------------------------------------------------------------
David Selengut                          1,103,667 (19)                       9.18%     11,036 (20)               9.21%
---------------------------------------------------------------------------------------------------------------------
Dov Perlysky                            1,187,659 (21)                       9.61%     11,876 (22)               9.64%
---------------------------------------------------------------------------------------------------------------------
Matthew Doull                             13,332 (5)                            *         133 (6)                   *
---------------------------------------------------------------------------------------------------------------------
E. Paul Leishman                              0                                 *           0                       *
---------------------------------------------------------------------------------------------------------------------
All Directors and Executive            8,938,942 (23)                       57.73%     89,379 (24)              57.87%
Officers as a Group (8 persons)
---------------------------------------------------------------------------------------------------------------------


--------------------
* Less than one percent.


(1) Includes (i) 50,000 shares of common stock directly owned by Mr. Finkelstein, (ii) 1,018,445 shares of common stock and 3,150,000 shares of common stock issuable upon the exercise of warrants owned by JAF-HLR, LLC ("JAF-HLR"), in which Mr. Finkelstein owns a 50% interest; (iii) options to purchase 16,665 shares of common stock; (iv) 3,983,816 shares of common stock owned by J. Morton Davis and his affiliates (the "Davis Group") and Jerry Finkelstein and his affiliates (the "Finkelstein Group") and 25,060 shares of common stock currently issuable upon conversion of 5,900 shares of $10 Convertible Preferred Stock owned by the Davis Group, the voting rights of which have been given to Mr. Finkelstein. Beneficial ownership of one half of the shares and warrants set forth in clause (ii) above and all of the shares and warrants referenced in clauses (iv) above is disclaimed.

(2) Includes (i) 500 shares of common stock directly owned by Mr. Finkelstein,
(ii) 10,184 shares of common stock and 31,500 shares of common stock issuable upon the exercise of warrants owned by JAF-HLR, LLC ("JAF-HLR"), in which Mr. Finkelstein owns a 50% interest; (iii) options to purchase 166 shares of common stock; (iv) 39,834 shares of common stock owned by J. Morton Davis and his affiliates (the "Davis Group") and Jerry Finkelstein and his affiliates (the "Finkelstein Group") and 250 shares of common stock currently issuable upon conversion of 5,900 shares of $10 Convertible Preferred Stock owned by the Davis Group, the voting rights of which have been given to Mr. Finkelstein.

Beneficial ownership of one half of the shares and warrants set forth in clause
(ii) above and all of the shares and warrants referenced in clauses (iv) above is disclaimed.

(3) Includes 1,018,445 shares of common stock and 3,150,000 shares of common stock issuable upon the exercise of options and warrants owned by JAF-HLR, in which Hollinger-NCI Holdings LLC owns a 50% interest. Beneficial ownership of one half of the shares and warrants held by JAF-HLR is disclaimed.

(4) Includes 10,184 shares of common stock and 31,500 shares of common stock issuable upon the exercise of options and warrants owned by JAF-HLR, in which Hollinger-NCI Holdings LLC owns a 50% interest. Beneficial ownership of one half of the shares and warrants held by JAF-HLR is disclaimed.


(5) Includes the following numbers of shares purchasable upon the exercise of presently exercisable options : Mr. Bell--16,665; Mr. Jerry Finkelstein--16,665; Mr. Mendelsohn--16,665; Mr. Ross--16,665; Mr. G. Weiss--16,665; Mr.
Doull--13,332.

(6) Includes the following numbers of shares purchasable upon the exercise of presently exercisable options : Mr. Bell--166; Mr. Jerry Finkelstein--166; Mr. Mendelsohn--166; Mr. Ross--166; Mr. G. Weiss--166; Mr. Doull--133.


(7) Includes:

    (a) 9,945 shares owned by The Jerry Finkelstein Foundation, Inc., of which Jerry Finkelstein is President; and

    (b) 66,667 shares owned by The Estate of Shirley Finkelstein, of which Jerry Finkelstein is executor.

(8) Includes:

    (a) 99 shares owned by The Jerry Finkelstein Foundation, Inc., of which Jerry Finkelstein is President; and

    (b) 666 shares owned by The Estate of Shirley Finkelstein, of which Jerry Finkelstein is executor.

(9) Includes the following numbers of shares issuable upon conversion of shares of $10 Convertible Preferred Stock: Davis Group--25,060; Mr. Ross--169,900; Mr.
M. Weiss--84,950.

(10) Includes the following numbers of shares issuable upon conversion of shares of $10 Convertible Preferred Stock: Davis Group--250; Mr. Ross--1699; Mr. M. Weiss--849.

(11) Includes 457,304 shares owned by the M&B Weiss Family Limited Partnership.

(12) Includes 4,573 shares owned by the M&B Weiss Family Limited Partnership.

(13) Includes:

    (a) 2,830,139 shares of common stock owned by D.H. Blair Investment Banking Corp., of which J. Morton Davis is a Director and the sole stockholder;

    (b) 150,000 shares of common stock issuable upon the exercise of warrants owned by D.H. Blair Investment Banking Corp., of which J. Morton Davis is a Director and the sole stockholder;

    (c) 129,567 shares owned directly by Mr. Davis;

    (d) 25,060 shares of common stock issuable upon exercise of 5,900 shares of $10 Convertible Preferred Stock;

    (e) 48,476 shares owned by Rivkalex Corporation ("Rivkalex"), a private corporation owned by Rosalind Davidowitz, Mr. Davis's wife;

    (f) 711,633 shares of common stock owned by Rosalind Davidowitz. Mr. Davis and D.H. Blair Investment Banking Corp. expressly disclaim beneficial ownership of all securities held by Rivkalex and Rosalind Davidowitz; and

    (g) 188,403 shares of common stock to be issued upon conversion of 8% Convertible Notes owned by Rosalind Davidowitz.

(14) Includes:

    (a) 28,301 shares of common stock owned by D.H. Blair Investment Banking Corp., of which J. Morton Davis is a Director and the sole stockholder;

    (b) 1,500 shares of common stock issuable upon the exercise of warrants owned by D.H. Blair Investment Banking Corp., of which J. Morton Davis is a Director and the sole stockholder;

    (c) 1,295 shares owned directly by Mr. Davis;

    (d) 250 shares of common stock issuable upon exercise of 5,900 shares of $10 Convertible Preferred Stock;

    (e) 484 shares owned by Rivkalex Corporation ("Rivkalex"), a private corporation owned by Rosalind Davidowitz, Mr. Davis's wife;

    (f) 7,116 shares of common stock owned by Rosalind Davidowitz. Mr. Davis and D.H. Blair Investment Banking Corp. expressly disclaim beneficial ownership of all securities held by Rivkalex and Rosalind Davidowitz; and


    (g) 1,884 shares of common stock to be issued upon conversion of 8% Convertible Notes owned by Rosalind Davidowitz.


(15) Does not include 2,830,139 shares of common stock, warrants to purchase 150,000 shares of common stock or 25,060 shares of common stock issuable upon conversion of $10 Convertible Preferred Stock owned by D.H. Blair Investment Banking Corp., of which Martin A. Bell is Vice Chairman. Mr. Bell expressly disclaims beneficial ownership of all securities held by D.H. Blair Investment Banking Corp.

(16) Does not include 28,301 shares of common stock, warrants to purchase 1,500 shares of common stock or 250 shares of common stock issuable upon conversion of $10 Convertible Preferred Stock owned by D.H. Blair Investment Banking Corp., of which Martin A. Bell is Vice Chairman. Mr. Bell expressly disclaims beneficial ownership of all securities held by D.H. Blair Investment Banking Corp.


(17) Includes 711,633 shares of common stock owned by Ms. Davidowitz, 48,476 shares owned by Rivkalex and 188,403 shares of common stock to be issued upon conversion of an 8% Convertible Note owned by Ms. Davidowitz.


    Does not include:

    (a) 2,830,139 shares of common stock owned by D.H. Blair Investment Banking Corp., of which J. Morton Davis is a Director and the sole stockholder;


    (b) 150,000 shares of common stock issuable upon the exercise of warrants owned by D.H. Blair Investment Banking Corp., of which J. Morton Davis is a Director and the sole stockholder;

    (c) 129,567 shares owned directly by Mr. Davis; and

    (d) 25,060 shares of common stock issuable upon conversion of 5,900 shares of $10 Convertible Preferred Stock.


(18) Includes 7,116 shares of common stock owned by Ms. Davidowitz, 484 shares owned by Rivkalex and 1,884 shares of common stock to be issued upon conversion of an 8% Convertible Note owned by Ms. Davidowitz.


    Does not include:

    (a) 28,301 shares of common stock owned by D.H. Blair Investment Banking Corp., of which J. Morton Davis is a Director and the sole stockholder;

    (b) 1,500 shares of common stock issuable upon the exercise of warrants owned by D.H. Blair Investment Banking Corp., of which J. Morton Davis is a Director and the sole stockholder;

    (c) 1,295 shares owned directly by Mr. Davis; and

    (d) 250 shares of common stock issuable upon conversion of 5,900 shares of $10 Convertible Preferred Stock.

(19) Consists of 1,103,667 shares of common stock owned by Venturetek LP in which Mr. Selengut is the beneficial owner.

(20) Consists of 11,036 shares of common stock owned by Venturetek LP in which Mr. Selengut is the beneficial owner.

(21) Includes:

    (a) 581,950 shares of common stock;

    (b) 270,000 shares of common stock owned by Kinder Investments LP ("Kinder"), of which Mr. Perlysky is the sole member of the general partner of Kinder; and


    (c) 335,709 shares of common stock to be issued upon conversion of 8% Convertible Notes owned by Dov Perlysky.


(22) Includes:

    (a) 5,819 shares of common stock;

    (b) 2,700 shares of common stock owned by Kinder, of which Mr. Perlysky is the sole member of the general partner of Kinder; and


    (c) 3,357 shares of common stock to be issued upon conversion of 8% Convertible Notes owned by Dov Perlysky.


(23) Includes shares of common stock issuable upon exercise of the options referenced in (1), (3) and (5) above, shares issuable upon the conversion of the $10 Convertible Preferred Stock referenced in (9) above and shares issuable upon the exercise of the warrants in (1) above.

(24) Includes shares of common stock issuable upon exercise of the options referenced in (2), (4) and (6) above, shares issuable upon the conversion of the $10 Convertible Preferred Stock referenced in (10) above and shares issuable upon the exercise of the warrants in (2) above.

         On February 3, 2005, pursuant to a Subscription Agreement with, D.H. Blair Investment Banking Corp., we satisfied $200,000 of our 8% convertible note plus accrued interest thereon of $62,597 by issuing 375,139 shares of common stock at a price of $0.70 per share.

         On January 20 and 31, 2005, we borrowed an aggregate of $350,000 and issued 8% convertible notes in the principal amounts of $224,000 and $126,000, respectively, due July 20, 2006, to Kinder Investments LP and Rosalind Davidowitz, respectively. The notes are convertible into common stock at a conversion price of $0.70 per share.

                     MANAGEMENT OF NEWS COMMUNICATIONS, INC.

DIRECTORS AND EXECUTIVE OFFICERS

The board consists of James A. Finkelstein, Jerry Finkelstein, Wilbur L. Ross, Jr., Martin A. Bell, Gary Weiss, Martin Mendelsohn and Mathew Doull. The address of each of our executive officers and directors is: 2 Park Avenue, Suite 1405, New York NY 10016.

Set forth below is information concerning each of our directors and executive officers, including information furnished by them as to principal occupations, certain other directorships held by them and their ages.




                Name and Address                  Age                  Position
                ----------------                  ---                  --------
                James A. Finkelstein              56                   President, Chief Executive Officer and Director
                Jerry Finkelstein                 89                   Chairman of the Board of Directors
                Wilbur L. Ross, Jr.               66                   Director
                Martin A. Bell                    53                   Director
                Gary Weiss                        42                   Director
                Martin Mendelsohn                 62                   Director
                Matthew Doull                     35                   Director
                E. Paul Leishman                  57                   Chief Financial Officer and Secretary



         James A. Finkelstein has been our President, Chief Executive Officer and a Director since June 2001. Mr. Finkelstein has been Executive Chairman of Thompson Publishing Group since May 2004. He has served as President of Marquis Who's Who, LLC since September 2003. He has been a partner with Avista Capital Holdings, LP since July 2005. He served as Chairman of Global Media Partners of DLJ Merchant Banking Partners III from January 2004 through June 2005. Previously he has served as media partner to DB Capital Partners in 2002 and 2003 and a media consultant to Veronis Suhler Stevenson in 2002. He was President of JAF Communications, Inc. from 1999 to 2001. From 1979 to 1998 he served as CEO of the National Law Publishing Company. He has been the Publisher of the New York Law Journal and The National Law Journal. He currently serves as a Director of Advanstar Communications. Mr. Finkelstein has served on the Board of Directors of the Legal Aid Society, and New York University's Faculty of Arts and Sciences Board of Overseers, and was awarded an Honorary Doctor of Laws degree from Hofstra University.

         Jerry Finkelstein has been our Chairman of the Board of Directors since 1993, and a Director since December 1987. He served as publisher of The New York Law Journal from 1960 to 1984. Mr. Finkelstein is a former member of the Board of Directors of Rockefeller Center, Inc., Chicago Milwaukee Corporation, Chicago Milwaukee Railroad Corporation and TPI Enterprise, Inc., formerly Telecom Plus International Inc., a communications company. He is also a former Commissioner of the Port Authority of New York and New Jersey. Mr. Finkelstein is the father of James A. Finkelstein, the President, Chief Executive Officer and a Director of the Company.



         Wilbur L. Ross, Jr. has been a Director since October 1996. Mr. Ross served as our Chief Executive Officer from October 1996 to August 1999. From 1988 to March 2000, Mr. Ross was Executive Managing Director of Rothschild Inc. and Chairman of Rothschild Recovery Fund and Asia Recovery Fund. On April 1, 2000, Mr. Ross purchased the controlling interest in the General Partner of these funds and Rothschild Recovery Fund was renamed WLR Recovery Fund. Mr. Ross resigned from Rothschild Inc. and organized WL Ross & Co. L.L.C., a merchant banking firm with headquarters in New York. Mr. Ross is a Director of Syms Corp., a clothing retailer, Tong Yang Life Insurance Co. (Korea), Clarent Hospital Corp. and Nikko Electric. He is the Chairman of the Board of International Steel Group, Marquis Who's Who, LLC, International Textile Group, International Coal Group, Nano-Tex Inc. and Ohizumi Manufacturing Co. He also serves as a member of the Alternative Investments Committee of the New York Society of Security Analysts.

         Martin A. Bell has been a Director since July 1999. He has been Vice Chairman of D.H. Blair Investment Banking Corp. since December 1995, prior to which time he served as Senior Vice President and General Counsel to the firm.



         Gary Weiss has been a Director since July 1999. He is a Founding Partner in Valeo Partners LLC, a strategic advisory and consulting firm founded in 2002. He has also served as President of Weiss Capital Group LLC, an investment and consulting firm since 1997.



         Martin Mendelsohn has been a Director since July 1999. Since 2001, he has been a partner at Schnader Harrison Segal & Lewis. From 1992 through 2001, he was a partner at Verner, Liipfert, Bernhard, McPherson and Hand.



         Matthew Doull has been a Director since August 5, 2002. He is a portfolio manager at Pequot Capital, a New York-based investment firm. Previously he was responsible for covering global media at Bailey Coates Asset Management, a London-based investment firm, from 2004 until May 2005. He ran private equity investments at a large newspaper publishing company, Hollinger International, from 1997 to 2004, prior to which he was Associate Publisher of Wired Magazine. He serves on the Vestry of Grace Church in New York. From 1998 to 2000, Mr. Doull served as Chairman of Trip.com Inc.



         E. Paul Leishman has been our Chief Financial Officer since June 2001 prior to which he was Corporate Controller since September 2000. From August 1996 through December 1999, Mr. Leishman was Corporate Controller of Thomson Newspapers, Inc. Prior to that time, Mr. Leishman has held management positions at other media companies including Conde Nast Publications, BPI Communications, Inc., and Harcourt Brace and Company.

                       WHERE YOU CAN FIND MORE INFORMATION


         We have filed a Schedule 13E-3 with the SEC regarding this transaction. In addition, we file reports, proxy statements and other information with the SEC under the Exchange Act. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may read and copy this information at the Public Reference Room of the SEC, Station Place, 100 F Street, N.E., Washington, D.C., 20549.

         You may also obtain copies of this information by mail from the Public Reference Section of the SEC, Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC also maintains an Internet World Wide Web site that contains reports, Information Statements and other information about issuers, including us, who file electronically with the SEC. The address of that site is http://www.sec.gov.


         We have not authorized anyone to give any information or make any representation about the transaction that differs from, or adds to, the information in this disclosure document or our documents that are publicly filed with the SEC. Therefore, if anyone gives you different or additional information, you should not rely on it.

         The information contained in this disclosure document speaks only as of its date, unless the information specifically indicates that another date applies.


                       DOCUMENTS INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" information in this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document or in any other subsequently filed document.

         This document incorporates by reference the documents listed below that we have filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

   Commissions Filings (File No. 0-18299):


   Quarterly Report on Form 10-QSB           Quarter ended June 30, 2005
   Annual Report on Form 10-KSB              Year ended December 31, 2004
   Current Report on 8-K                     February 3, 2005
                                             January 26, 2005


         We will amend this Information Statement and our Schedule 13E-3 to include or incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document to the extent required to fulfill our disclosure obligations under the Exchange Act.